Exhibit 10.25

SALLIE MAE 401(k) SAVINGS PLAN

— Plan Document —

Effective as of January 1, 2010

(Incorporating Plan Amendments through September 1, 2009)

Restatement as of January 1, 2010

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(continued)

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(continued)

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4.05	Payment to the Trustee	38
4.06	Safe Harbor Requirements	38
4.07	Maximum Benefit and Contribution Limitations	39

ARTICLE 5	INVESTMENT ELECTIONS AND ACCOUNTS OF PARTICIPANTS	42

5.01	Participant Investment Elections	42
5.02	Investment Alternatives	42
5.03	Allocation to Accounts	42
5.04	Determination of Account Balances Binding	44
5.05	Participation of Additional Employers	44
5.06	Voting Rights of Corporation Stock	44

ARTICLE 6	IN-SERVICE WITHDRAWALS AND LOANS	45

6.01	Withdrawals from Voluntary Contribution and Participant Contribution Sub-Accounts	45
6.02	Withdrawals from Rollover Contribution Sub-Accounts	45
6.03	Withdrawals from Employer Matching Contribution Sub-Accounts, Employer Discretionary Profit-Sharing Contribution Sub-Accounts, Employer Core Contribution Sub-Accounts, and Service Contract Act Contribution Sub-Accounts	46
6.04	Hardship Withdrawals from Employee Contribution Sub-Accounts	47
6.05	Loans	51

ARTICLE 7	VESTING	52

7.01	Vesting	52
7.02	Re-employment of Former Participants	53

ARTICLE 8	DISTRIBUTIONS	54

8.01	Earliest Time for and Method of Distribution of Benefits	54
8.02	Time of Payment	54
8.03	Distribution of Small Benefits	55
8.04	Latest Time for Distribution	56
8.05	Missing Participant or Beneficiary	57
8.06	Election of Direct Rollover of a Vested Benefit	58

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(continued)

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(continued)

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ARTICLE 1

NAME AND EFFECTIVE DATE

1.01 Name of Plan. Effective November 1, 1997, this Plan shall be known as the Sallie Mae 401(k) Savings Plan. Prior to November 1, 1997, the Plan was known as the Student Loan Marketing Association Employees’ Thrift and Savings Plan.

This Plan is a profit-sharing plan. This Plan is intended to qualify as a participant-directed account plan under section 404(c) of ERISA.

1.02 Effective Date. The Effective Date of the Plan is April 1, 1974. The Plan was amended and restated to reflect statutory changes that are generally effective January 1, 1997, (except to the extent an amendment required by a statutory enactment is effective on a later date, as stated herein), and to reflect administrative changes to the Plan. The Plan was restated as of February 28, 1999, to reflect amendments made to the Plan after January 1, 1997 and effective on February 28, 1999 unless otherwise stated herein. The Plan was further restated as of December 31, 1999 to reflect amendments through December 31, 1999, and the Plan was further restated as of December 31, 2001 to reflect amendments through December 31, 2001. The Plan was further amended by the First Amendment to the Sallie Mae 401(k) Savings Plan to comply with the Economic Growth and Tax Relief Reconciliation Act of 2001, and to incorporate certain other plan design changes. The Plan was further amended by the Second Amendment to the Sallie Mae 401(k) Savings Plan, effective as of January 1, 2003 or as otherwise provided, to incorporate certain plan design changes. The Plan was thereafter amended as of January 1, 2006 to incorporate changes to the optional forms of benefit and for purposes of further defining eligibility and vesting service for new participants added to the plan as a result of acquisition.

Page 1	Restatement as of January 1, 2010

The Plan was further restated as of September 1, 2006, to reflect amendments through January 1, 2006. The Plan (as most recently restated as of September 1, 2006, to reflect amendments through January 1, 2006) was then amended as follows: (1) by the First Amendment, effective as of January 1, 2006, or as otherwise provided, to incorporate certain changes required by the final regulations issued under section 401(k) of the Code; (2) by the Second Amendment, effective as of August 1, 2007, to incorporate changes related to a freeze in eligibility and participation under the Plan; (3) by the Third Amendment, effective as of October 1, 2008, to make changes to the definition of Compensation and the amount of Employer Core Contributions and Employer Matching Contributions; (4) by the Fourth and Fifth Amendments, effective as of January 1, 2008, to clarify the administrative provisions of the Plan and to comply with the final regulations issued under section 415 of the Code; (5) by the Sixth Amendment, effective as of September 1, 2009, to reflect a special employer discretionary contribution (a “Service Contract Act Contribution”) exclusively for employees designated by the Corporation as government contract employees; (6) by the Seventh Amendment, effective January 1, 2007 and January 1, 2008, to incorporate certain changes required by the Pension Protection Act of 2006; (7) by the Eighth Amendment, effective for distributions on and after January 1, 2003, to comply with the final regulations issued under section 401(a)(9) of the Code; and (8) by the Ninth Amendment, effective January 1, 2009, to clarify how the Plan has been administered. The Plan is hereby further amended and restated, effective as of January 1, 2010, to reflect the merger of the Sallie Mae 401(k) Retirement Savings Plan into the Plan, to restore the eligibility and participation provisions, and to reflect amendments through January 1, 2010.

Page 2	Restatement as of January 1, 2010

Except as may otherwise be provided by ERISA or other law or the terms of this Plan, the benefit of a Terminated Participant who terminated his employment with an Employer before the effective date of an amendment shall be governed by the provisions of the Plan as in effect on the date of such termination.

Page 3	Restatement as of January 1, 2010

ARTICLE 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.01 Affiliated Employer. “Affiliated Employer” means:

(a) any corporation which is in the same “controlled group of corporations”, as defined in section 414(b) of the Code, as an Employer, but which is not an Employer;

(b) any trade or business which is under common control, as defined in section 414(c) of the Code, with an Employer, but which is not an Employer;

(c) any employer that is a member of an affiliated service group, as defined in section 414(m) of the Code, that includes an Employer, but which is not an Employer; or

(d) any other entity that is required to be aggregated with an Employer pursuant to regulations under section 414(o) of the Code, but which is not an Employer.

A corporation, a trade or business, an employer or an entity is an Affiliated Employer for all purposes under the Plan only during the period or periods when the corporation is a member of the same controlled group of corporations as an Employer, when the trade or business is under common control with an Employer, when the employer is a member of an affiliated service group that includes an Employer, or when the entity is required to be aggregated with an Employer. For purposes of Section 4.07, the definitions prescribed by sections 414(b) and 414(c) of the Code shall be modified as provided by section 415(h) of the Code.

Page 4	Restatement as of January 1, 2010

2.02 Aggregation Group. “Aggregation Group” means either a Required Aggregation Group or a Permissive Aggregation Group.

2.03 Authorized Leave of Absence. “Authorized Leave of Absence” means:

(a) a leave of absence of an employee approved by an Employer or Affiliated Employer in accordance with rules that apply on a uniform basis to all similarly situated employees; or

(b) a leave of absence of an employee as required by the Veteran Re-employment Rights Act or other applicable law.

2.04 Beneficiary. “Beneficiary” means the person, persons or entity, including one or more trusts, last designated, on a form supplied by the Retirement Committee, by a Participant as a beneficiary, co-beneficiary or contingent beneficiary to receive benefits payable under the Plan in the event of the death of the Participant; provided, however, that in the case of a married Participant, the Beneficiary shall be the Participant’s surviving spouse, unless the surviving spouse consents, on a form supplied by the Retirement Committee, to the designation of another Beneficiary or Beneficiaries. The spouse’s consent must acknowledge the effect of such designation, must be witnessed by a Plan representative or a notary public, and, unless the spouse executes a general consent, must acknowledge the specific non-spouse Beneficiary, if any, including any class of Beneficiaries or any contingent Beneficiaries. A general consent to permit the Participant to change his Beneficiary without any requirement of further consent by his spouse is valid only if the spouse acknowledges that the spouse has a right to limit consent to a specific Beneficiary and the spouse voluntarily relinquishes that right. Notwithstanding the above, if it is established to the satisfaction of a Plan representative that such consent may not be

Page 5	Restatement as of January 1, 2010

obtained because there is no spouse or because the spouse cannot be located, no consent will be required. Spousal consent is also not required if the Participant is legally separated or the Participant has been abandoned, within the meaning of local law, and the Participant has a court order to such effect. If the spouse is legally incompetent to give consent, the spouse’s legal guardian, even if the guardian is the Participant, may give consent.

If no designation of a Beneficiary is in effect at the time of death of the Participant, or if no person, persons or entity so designated shall survive the Participant, the Beneficiary shall be the Participant’s surviving spouse, if any, or if there shall be no such surviving spouse, the Beneficiary shall be the estate of the Participant.

2.05 Board of Directors. “Board of Directors” or “Board” means the Board of Directors of the Corporation.

2.06 Code. “Code” means the Internal Revenue Code of 1986, as amended.

2.07 Compensation. “Compensation” means, for the portion of a Plan Year during which an Employee is a Participant, the gross amount of base salary, overtime, shift differential, bonus and commissions paid by the Employer to an Employee for services rendered as an Employee to or on behalf of the Employer, including payments for sick leave, vacation, holidays, jury duty, bereavement and other paid leaves of absence, short-term disability payments, recruiting/job referral bonuses, plus any amount that is deferred or reduced pursuant to a salary reduction agreement in respect of which the Employer makes contributions to this Plan or to a cafeteria plan within the meaning of section 125 of the Code, except that Compensation shall not include severance, hiring bonuses, long-term disability payments, any amount deferred or paid under a nonqualified deferred compensation plan maintained by the Employer; amounts paid on

Page 6	Restatement as of January 1, 2010

account of the Corporation’s Vacation Sell Program; or amounts paid on account of the exercise of stock options or on account of the award or vesting of restricted stock or other stock-based compensation. The annual Compensation of each Participant taken into account under the Plan shall not exceed $245,000 (for 2010), adjusted as of January 1 of each calendar year pursuant to sections 401(a)(17) and 415(d) of the Code.

2.08 Corporation. “Corporation” means SLM Corporation or any other person, firm or corporation which may succeed to the business of SLM Corporation by merger, consolidation or otherwise and which, by appropriate action, shall adopt the Plan, except that prior to May 17, 2002, “Corporation” means USA Education, Inc., prior to July 31, 2000, “Corporation” means SLM Holding Corporation, and prior to August 7, 1997, “Corporation” means Student Loan Marketing Association.

2.09 Determination Date. “Determination Date” means, with respect to any Plan Year, (i) the last day of the immediately preceding Plan Year, or (ii) in the case of the first Plan Year of the Plan, the last day of such Plan Year.

2.10 Direct Rollover. “Direct Rollover” means a payment by the Plan of an Eligible Rollover Distribution to the Eligible Retirement Plan specified by the Participant or a Qualified Beneficiary.

2.11 Disability. “Disability” means a mental or physical condition for which an individual receives disability benefits for total and permanent disability under either (a) the Federal Social Security Act or (b) any welfare plan maintained by the Employer that provides long-term disability benefits.

Page 7	Restatement as of January 1, 2010

2.12 Effective Date. “Effective Date” means April 1, 1974, the date when this Plan first became effective.

2.13 Eligible Retirement Plan. “Eligible Retirement Plan” means an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, a qualified trust described in section 401(a) of the Code, an eligible deferred compensation plan described in section 457(b) of the Code that is maintained by an eligible employer described in section 457(e)(1)(A) of the Code and that agrees to separately account for amounts rolled into such plan from this Plan, an annuity contract described in section 403(b) of the Code, or a Roth IRA if the rollover requirements of sections 402(c) and 408A of the Code (as applicable) are met, that accepts the Participant’s or Qualified Beneficiary’s Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to a surviving spouse who is not an alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, an Eligible Retirement Plan is an individual retirement account described in section 408(a) of the Code or an individual retirement annuity described in section 408(b) of the Code.

In the case of an Eligible Rollover Distribution to a Qualified Beneficiary who is the Participant’s or Terminated Participant’s surviving spouse, or spouse or former spouse who is an alternate payee under a qualified domestic relations order (as defined in section 414(p) of the Code), an Eligible Retirement Plan shall be defined in the same manner as if such Qualified Beneficiary were the Employee. However, in the case of an Eligible Rollover Distribution to any other Qualified Beneficiary, an “Eligible Retirement Plan” shall include only an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, or a Roth IRA, if the rollover requirements of sections 402(c) and 408A of the Code (as applicable) are met.

Page 8	Restatement as of January 1, 2010

2.14 Eligible Rollover Distribution. “Eligible Rollover Distribution” means any distribution of all or any portion of a Participant’s Vested Benefit, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments, made not less frequently than annually, for the life, or life expectancy, of the Participant or the Participant’s designated beneficiary or the joint lives (or joint life expectancies) of the Participant and the Participant’s designated beneficiary, or for a specified period of ten years or more; any distribution, to the extent such distribution is required under section 401(a)(9) of the Code; the portion of any distribution that is not includible in gross income, determined without regard to the exclusion for net unrealized appreciation with respect to employer stock; and any amount distributed on account of hardship.

Notwithstanding any provision of the Plan to the contrary, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of voluntary employee contributions that are not includible in gross income; provided, however, such portion may be transferred only to an individual retirement account or annuity described in sections 408(a) or (b) of the Code, a qualified retirement plan (either a defined contribution plan or a defined benefit plan) described in section 401(a) or 403(a) of the Code, or an annuity contract described in section 403(b) of the Code that agrees to separately account for amounts so transferred and earnings thereon, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

Page 9	Restatement as of January 1, 2010

2.15 Employee. “Employee” means any person who is employed by an Employer. Notwithstanding the prior provision, the following classifications of employees are excluded:

(a) any such person who is a member of a unit of employees covered by a collective bargaining agreement where retirement benefits have been the subject of good faith collective bargaining between the collective bargaining agent and an Employer, unless such collective bargaining agreement expressly provides for the inclusion of such persons as Participants in the Plan;

(b) any such person who is a Leased Employee;

(c) any such person who is treated by an Employer as a Leased Employee, independent contractor, or employee of a third party other than the Employer or Affiliated Employer, even if such person is later determined to have been a common law employee of the Employer;

(d) any Employee who is hired in order to participate in a training program established for the purpose of training and recruiting future full-time Employees, such as intern, co-op, mentor or any other similar program that may be implemented by the Employer; and

(e) any Employee employed on a temporary or periodic basis, by the Corporation or by any Affiliated Employer, where such Employee from time to time accepts, at his or her discretion, job assignments having a fixed and limited duration, such as (but not limited to) special project(s) to cover illness, vacation or other temporary vacancies or unusual or cyclical employment needs, at potentially varying rates of compensation commensurate with each job assignment and who is classified in the Employer’s records as a “temporary employee.”

Page 10	Restatement as of January 1, 2010

When used in the Plan without an initial capital letter, the term “employee” means any person who is employed by an Employer or Affiliated Employer under the common-law standard.

2.16 Employee Account. “Employee Account” means a separate account maintained for each Participant which is composed of the following sub-accounts (to the extent amounts are credited to any such sub-account):

(a) an Employee Contribution sub-account, which consists of the Employee Contributions contributed to the Plan pursuant to Section 4.01(a);

(b) an Employer Matching Contribution sub-account, which consists of the Employer Matching Contributions contributed to the Plan pursuant to Section 4.01(b);

(c) an Employer Discretionary Profit-Sharing Contribution sub-account, which consists of the Employer Discretionary Profit-Sharing Contributions contributed to the Plan pursuant to Section 4.01(c);

(d) an Employer Core Contribution sub-account, which consists of the Employer Core Contributions contributed to the Plan pursuant to Section 4.01(d);

(e) a Rollover Contribution sub-account, which consists of a Participant’s Rollover Contributions contributed to the Plan pursuant to Section 4.02;

(f) a participant contribution sub-account, which consists of the participant contributions contributed to the Plan prior to January 1, 1982;

(g) a voluntary contribution sub-account, which consists of the voluntary contributions contributed to the Plan prior to January 1, 1987;

Page 11	Restatement as of January 1, 2010

(h) a Qualified Non-Elective Contribution sub-account, which consists of any Qualified Non-Elective Contributions that were previously contributed to the Plan as necessary to pass the nondiscrimination tests described in sections 401(k)(3), 401(k)(12), 401(m)(2), or 401(m)(11) of the Code; and

(i) a Service Contract Act Contribution sub-account, which consists of the Service Contract Act Contributions contributed to the Plan pursuant to Section 4.01(g).

Each sub-account shall be adjusted as of each Valuation Date to reflect investment earnings or losses thereon and any other applicable adjustments thereto, including such allocations described in Section 5.03.

From time to time, additional sub-accounts may be established and maintained for recordkeeping purposes to protect optional forms of benefits, rights and features as may be required upon plan asset transfers arising from mergers and acquisitions.

2.17 Employee Contribution. “Employee Contribution” means a contribution made to the Plan by an Employer pursuant to an Employee’s salary deferral election.

2.18 Employer. “Employer” means the Corporation or any wholly- or majority-owned subsidiary of the Corporation or any organization affiliated with or associated with the Corporation which adopts the Plan and becomes a party to it with the written approval of the Corporation. A list of the Employers as of the date of this restatement is attached hereto as Appendix A.

2.19 Employer Core Contribution. “Employer Core Contribution” means a contribution to the Plan by the Employer in accordance with Section 4.01(d).

Page 12	Restatement as of January 1, 2010

2.20 Employer Discretionary Profit-Sharing Contribution. “Employer Discretionary Profit-Sharing Contribution” means a contribution to the Plan by the Employer in accordance with Section 4.01(c).

2.21 Employer Matching Contribution. “Employer Matching Contribution” means a contribution to the Plan by the Employer in accordance with Section 4.01(b), which matches in whole or in part an Employee Contribution made to the Plan on behalf of an Employee.

2.22 Employment Commencement Date. “Employment Commencement Date” means the date an employee first performs an Hour of Service for an Employer or Affiliated Employer.

2.23 ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.24 Five Percent Owner. “Five Percent Owner” means any person who owns (or is considered as owning within the meaning of section 318 of the Code, as modified by substituting “5 percent” for “50 percent” in section 318(a)(2)(C) of the Code) more than five percent (5%) of the outstanding stock of an Employer or any Affiliated Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of an Employer or any Affiliated Employer, or any person who owns more than five percent (5%) of the capital or profits interest in any Affiliated Employer that is not a corporation.

2.25 Fund. “Fund” means the trust fund established under the Trust Agreement and funded by Employer and Employee contributions and from which benefits are to be paid.

Page 13	Restatement as of January 1, 2010

2.26 Highly Compensated Employee. “Highly Compensated Employee” means an employee who is a highly compensated active employee or highly compensated former employee, within the meaning of section 414(q) of the Code and the regulations thereunder. A Highly Compensated Employee includes any active employee who:

(a) was a Five Percent Owner at any time during the current Plan Year or the preceding Plan Year, or

(b) for the preceding Plan Year, received Non-deferred Compensation from the Employer in excess of $110,000 (for 2010), as adjusted pursuant to sections 414(q) and 415(d) of the Code, and was in the top-paid group of employees for such preceding Plan Year.

The top-paid group of employees is the group consisting of the top twenty percent (20%) of employees when ranked on the basis of Non-deferred Compensation paid during such preceding Plan Year, excluding the following employees:

(i) employees who have not completed six (6) months of service;

(ii) employees who normally work less than seventeen and one-half (17 1/2) hours per week;

(iii) employees who normally work during not more than six (6) months during any Plan Year;

(iv) employees who have not attained age 21; and

(v) except to the extent provided in regulations, employees who are included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and the Employer.

Page 14	Restatement as of January 1, 2010

A former employee shall be a Highly Compensated Employee if (i) such employee was a Highly Compensated Employee when such employee separated from service, or (ii) such employee was a Highly Compensated Employee at any time after attaining age fifty-five (55). Whether or not a former employee is a Highly Compensated Employee shall be determined in accordance with applicable regulations as in effect for that determination year.

2.27 Hour of Service. “Hour of Service” means:

(a) Each hour for which an employee is directly or indirectly paid, or entitled to payment, by an Employer or Affiliated Employer for the performance of duties;

(b) Each hour for which no duties were performed but for which back pay, irrespective of mitigation of damages, has either been awarded or agreed to by an Employer or Affiliated Employer, which hours shall be credited for the Plan Year to which the award or agreement pertains; and

(c) Each hour for which an employee is directly or indirectly paid, or entitled to payment, by an Employer or Affiliated Employer for a period during which no duties are performed, irrespective of whether the employment relationship has terminated, due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, which hours shall be credited for the Plan Year in which payment is made or due. An hour for which an employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited to the employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation, or disability insurance laws; and Hours of Service shall not be credited for a payment which solely reimburses an employee for medical or medically related expenses incurred by the employee.

Page 15	Restatement as of January 1, 2010

The same Hours of Service shall not be credited under (a) or (c) above, as the case may be, and under (b) above. Nothing herein shall be construed as denying an employee credit for an Hour of Service if credit is required by ERISA or other Federal law.

Notwithstanding anything in this Section 2.27 to the contrary, Hours of Service shall be calculated and credited pursuant to section 2530.200b-2 of the Department of Labor regulations which are incorporated herein by reference.

2.28 Investment Advisory Committee. “Investment Advisory Committee” means the committee described in Section 9.03.

2.29 Key Employee. “Key Employee” means, for any Plan Year, any employee or former employee of an Employer or an Affiliated Employer or beneficiary of such employee who, at any time during such Plan Year is:

(a) an officer of an Employer or an Affiliated Employer having annual Non-deferred Compensation greater than $160,000, as adjusted annually by the Commissioner of Internal Revenue; provided that no more than 50 employees shall be treated as officers for such purpose;

(b) a Five Percent Owner within the meaning of sections 416(i)(1)(A)(ii) and (B)(i) of the Code and the regulations thereunder; or

(c) a One Percent Owner having aggregate annual Non-deferred Compensation of more than $150,000, within the meaning of section 416(i)(1)(A)(iii) and (B)(ii) of the Code and the regulations thereunder.

Page 16	Restatement as of January 1, 2010

2.30 Leased Employee. “Leased Employee” means any person, other than an employee of an Employer or Affiliated Employer, who pursuant to an agreement between an Employer or Affiliated Employer and any other person (“leasing organization”) has performed services for an Employer or Affiliated Employer on a substantially full-time basis for a period of at least one year and such services are performed under the primary direction or control of the Employer or Affiliated Employer. A Leased Employee shall be considered an employee of an Employer or an Affiliated Employer to the extent required by ERISA and/or the Code.

2.31 Named Fiduciary. “Named Fiduciary” means the Retirement Committee and the Trustee, but only with respect to the specific responsibilities of each for the administration of the Plan and Fund. The fiduciary responsibility of the Retirement Committee shall be as set forth in Articles 9 and 10. The fiduciary responsibility of the Trustee shall be as set forth in the Trust Agreement.

2.32 Non-deferred Compensation. “Non-deferred Compensation” includes all of the following:

(a) The employee’s wages, salaries, fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a non-accountable plan (as described in Treas. Reg. Section 1.62-2(c)).

Page 17	Restatement as of January 1, 2010

(b) In the case of an employee who is an employee within the meaning of section 401(c)(1) of the Code and the regulations thereunder, the employee’s earned income (as defined in section 401(c)(2) of the Code and the regulations thereunder).

(c) Amounts described in sections 104(a)(3), 105(a), and 105(h) of the Code, but only to the extent that these amounts are includible in the gross income of the employee.

(d) Amounts paid or reimbursed by the Employer for moving expenses incurred by an employee, but only to the extent that, at the time of the payment, it is reasonable to believe that these amounts are not deductible by the Employer under section 217 of the Code.

(e) The value of a non-qualified stock option granted to an employee by the Employer, but only to the extent that the value of the option is includible in the gross income of the employee for the taxable year in which granted.

(f) The amount includible in the gross income of an employee upon making the election described in section 83(b) of the Code.

(g) The amount of any elective deferral (as defined in section 402(g)(3) of the Code), and any amount which in contributed or deferred by the Employer at the election of the employee and which is not includible in the gross income of the employee by reason of section 125, 132(f)(4), or 457 of the Code.

(h) Amounts that are includible in the gross income of an employee under the rules of section 409A or 457(f)(1)(A) of the Code or because the amounts are constructively received by the employee.

Page 18	Restatement as of January 1, 2010

The following items are not included in the definition of compensation:

(i) Except to the extent required to be included in the definition of compensation by section 415(c)(3)(D) of the Code, contributions made by the Employer to a plan of deferred compensation (including a simplified employee pension described in section 408(k) of the Code or a simple retirement account described in section 408(p) of the Code, and whether or not qualified) to the extent that, before the application of the section 415 limitations to that plan, the contributions are not includible in the gross income of the employee for the taxable year in which contributed. Additionally, any distributions from a plan of deferred compensation (whether or not qualified) are not considered as compensation for purposes of section 415 of the Code, regardless of whether such amounts are includible in the gross income of the employee when distributed. However, any amounts received by an employee pursuant to an unfunded non-qualified plan are permitted to be considered as compensation for section 415 purposes in the year the amounts are actually received, but only to the extent such amounts are includible in the gross income of the employee.

(ii) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or other property) held by an employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture (see section 83 of the Code and the regulations thereunder).

(iii) Amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option (as defined in Treas. Reg. §1.421-1(b)).

(iv) Except to the extent required to be included in the definition of compensation by section 415(c)(3)(D) of the Code, other amounts which receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the

Page 19	Restatement as of January 1, 2010

premiums are not includible in the gross income of the employee and are not salary reduction amounts that are described in section 125 of the Code), or other items of remuneration that are similar to any of the items listed in paragraphs (i) through this (iv).

The annual Non-deferred Compensation of each employee taken into account under the Plan shall not exceed the first $245,000 (for 2010) of such Non-deferred Compensation, as adjusted annually by the Commissioner of Internal Revenue pursuant to sections 401(a)(17) and 415(d) of the Code.

2.33 Non-Key Employee. “Non-Key Employee” means any employee or former employee of an Employer or an Affiliated Employer or beneficiary of such employee who is not a Key Employee, within the meaning of section 416(i)(2) of the Code and the regulations thereunder.

2.34 Normal Retirement Age. “Normal Retirement Age” means age sixty-five (65).

2.35 One Percent Owner. “One Percent Owner” means any person who would be a Five Percent Owner if “one percent (1%)” were substituted for “five percent (5%)” each place it appears.

2.36 Participant. “Participant” means any Employee who has satisfied the eligibility requirements for the Plan as provided under Article 3 and who (a) has elected to participate in the Plan by enrolling in the Plan as described in Section 3.02(a), and/or (b) who has received an allocation of Employer Discretionary Profit-Sharing Contributions, Employer Core Contributions, or Service Contract Act Contributions, as applicable. The term Participant, as used throughout this Plan document, shall also include Terminated Participants where the context reasonably requires.

Page 20	Restatement as of January 1, 2010

2.37 Pension Plan. “Pension Plan” means any defined benefit plan or any defined contribution plan established by an Employer or an Affiliated Employer and qualified under section 401 of the Code.

2.38 Period of Service. “Period of Service” means the period that begins on an employee’s Employment Commencement Date, or Reemployment Commencement Date, with an Employer or Affiliated Employer and ends on his Severance from Service Date, and includes the employee’s total number of years and months of service, crediting each completed and partial month as a full month. In the event an employee has a Severance from Service Date followed by a Reemployment Commencement Date within twelve (12) months of such Severance from Service Date, the Period of Severance shall be treated as a Period of Service. In addition, if an employee is on an Authorized Leave of Absence and subsequently experiences a Severance from Service Date, but later has a Reemployment Commencement Date within twelve (12) months of the day he was first absent from employment because of the Authorized Leave of Absence, then the period from the Severance from Service Date until the Reemployment Commencement Date shall be treated as a Period of Service.

2.39 Period of Severance. “Period of Severance” shall be the period beginning on the Severance from Service Date and ending on the employee’s next Reemployment Commencement Date.

Page 21	Restatement as of January 1, 2010

2.40 Permissive Aggregation Group. “Permissive Aggregation Group” means a Required Aggregation Group that also includes a Pension Plan of an Employer or an Affiliated Employer which, although not required to be included in the Required Aggregation Group, is treated by an Employer or an Affiliated Employer as being part of such Required Aggregation Group, provided that such Required Aggregation Group would continue to meet the requirements of sections 401(a)(4) and 410(b) of the Code with such Pension Plan being taken into account.

2.41 Plan. “Plan” means this Sallie Mae 401(k) Savings Plan and all authorized amendments, except that, prior to November 1, 1997, Plan shall mean the Student Loan Marketing Association Employees’ Thrift and Savings Plan and all authorized amendments.

2.42 Plan Administrator. “Plan Administrator” means the Retirement Committee.

2.43 Plan Year. “Plan Year” means the twelve (12) month period beginning on January 1 and ending on December 31.

2.44 Qualified Beneficiary. “Qualified Beneficiary” means a Participant’s or former Participant’s surviving spouse, or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, or, effective January 1, 2010, non-spouse designated beneficiary (as defined in section 401(a)(9)(E) of the Code).

2.45 Qualified Non-Elective Contribution. “Qualified Non-Elective Contribution” means a previous contribution by an Employer that was made to enable the Plan to meet the nondiscrimination tests described in sections 401(k)(3), 401(k)(12), 401(m)(2), or 401(m)(11) of the Code.

Page 22	Restatement as of January 1, 2010

2.46 Reemployment Commencement Date. “Reemployment Commencement Date” means the date an employee first performs an Hour of Service for an Employer or Affiliated Employer following a Period of Severance.

2.47 Required Aggregation Group. “Required Aggregation Group” means (i) each Pension Plan of an Employer or an Affiliated Employer in which a Key Employee is a Participant, and (ii) each other Pension Plan of an Employer or an Affiliated Employer which enables any Pension Plan described in the immediately preceding clause (i) to meet the requirements of section 401(a)(4) or 410(b) of the Code.

2.48 Retirement Committee. “Retirement Committee” means the committee appointed to administer the Plan as provided in Article 9.

2.49 Rollover Contribution. “Rollover Contribution” means any rollover account or rollover contribution as defined in section 402(c)(4), 403(a)(4) or 408(d)(3) of the Code.

2.50 Service Contract Act Contribution. “Service Contract Act Contribution” means a contribution to the Plan by the Employer in accordance with Section 4.01(g).

2.51 Severance from Service Date. “Severance from Service Date” means:

(a) the date on which an employee’s employment is terminated for any reason, other than an Authorized Leave of Absence; or

(b) in the case of an Authorized Leave of Absence, the earlier of (i) the first anniversary of the first date of an Authorized Leave of Absence, or (ii) in the event an employee fails to return to employment with an Employer or Affiliated Employer on or before the expiration of an Authorized Leave of Absence, the date following the date on which an Authorized Leave of Absence expires; or

Page 23	Restatement as of January 1, 2010

(c) in the case of an absence from work which is due to the pregnancy of the employee, the birth of a child of the employee, the adoption of a child by the employee, or the caring for a child by the employee for a period beginning immediately following the birth or adoption of the child, and which extends beyond the first anniversary of the first day of such absence from work, the second anniversary of the first date on which the employee commenced such absence from work.

2.52 Terminated Participant. “Terminated Participant” means a Participant who has ceased to be an employee.

2.53 Top Heavy Group. “Top Heavy Group” means, with respect to any Plan Year, an Aggregation Group if, as of the Determination Date with respect to such Plan Year, (i) the sum of (1) the present value of the cumulative accrued benefits under all Pension Plans included in such Aggregation Group, determined in accordance with section 416(g) of the Code and the regulations thereunder, and (2) the aggregate of the accounts of Key Employees under all defined contribution plans included in such Aggregation Group, as determined in accordance with section 416(g) of the Code and the regulations thereunder, exceeds (ii) sixty percent (60%) of a similar sum determined for Key Employees and Non-Key Employees; provided, however, that if any employee is a Non-Key Employee with respect to any Pension Plan for any Plan Year, but such employee was a Key Employee with respect to such Pension Plan for any prior Plan Year, any accrued benefit for such employee and any account of such employee shall not be taken into account for purposes of the foregoing determination; and provided further, that if any employee

Page 24	Restatement as of January 1, 2010

has not performed any service for any Employer or Affiliated Employer maintaining the Pension Plan at any time during the one (1)-year period ending on the Determination Date, any accrued benefit for such employees and any account of such employees shall not be taken into account. For purposes of determining the present value of the cumulative accrued benefit for any employee, or the amount of the account of any employee, such present value or amount shall be increased by the aggregate distributions made with respect to such employee under the Pension Plan during the one (1)-year period (or, in the event such distribution is made for a reason other than severance from employment, death, or disability, during the five (5)-year period) ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated Pension Plan which if it had not been terminated would have been required to be included in the Aggregation Group.

2.54 Top Heavy Plan. “Top Heavy Plan” means a plan included in a Top Heavy Group, except that (a) a simple retirement account as described in section 408(p) of the Code is not a Top Heavy Plan, and (b) a plan that consists solely of a cash or deferred arrangement which meets the requirements of section 401(k)(12) or 401(k)(13) of the Code and matching contributions with respect to which the requirements of section 401(m)(11) or 401(m)(12) are met is not a Top Heavy Plan, except that if such plan described in this paragraph (b) would be treated as a Top Heavy Plan because it is a member of an Aggregation Group that is a Top Heavy Group, contributions under the plan may be taken into account in determining whether any other plan in the Aggregation Group meets the requirements of section 416(c)(2) of the Code.

Page 25	Restatement as of January 1, 2010

2.55 Trust Agreement. “Trust Agreement” means the agreement, including all authorized amendments, entered into by the Trustee and the Corporation pursuant to which the Fund is established and maintained.

2.56 Trustee. “Trustee” means the individual or entity designated as Trustee under the terms of the Trust Agreement, or any successor Trustee which is a party to the Trust Agreement.

2.57 Valuation Date. “Valuation Date” means any date that the New York Stock Exchange is open for trading.

2.58 Vested Benefit. “Vested Benefit” means the portion of a Participant’s Employee Account that is non-forfeitable.

2.59 Year of Participation. “Year of Participation” means a twelve (12)-month period beginning on the date an employee first becomes a Participant in the Plan. If a Participant has a Severance from Service Date and does not receive a distribution of his Plan benefit, he shall continue to be credited with Years of Participation as long as his Plan benefit remains in the Plan. In the event a Participant has a Severance from Service Date, receives a distribution of his Plan benefit, and subsequently has a Reemployment Commencement Date, his Years of Participation upon his reemployment shall be calculated from his Reemployment Commencement Date and shall not include Years of Participation credited before his Reemployment Commencement Date.

2.60 Year of Vesting Service. “Year of Vesting Service” means a twelve (12) month Period of Service, aggregating all Periods of Service, and crediting each completed and partial month as a full month of service. Years of Vesting Service shall also include any years of vesting service from a prior employer recognized by the Plan in effect prior to January 1, 2010.

Page 26	Restatement as of January 1, 2010

If an employee has a Period of Severance that exceeds twelve (12) months, his prior Years of Vesting Service shall be used to determine his vesting percentage as of his Reemployment Commencement Date only if (a) he was vested in any portion of his Employee Account derived from Employer contributions, as of his Severance from Service Date, or (b) his latest Period of Severance as of his Reemployment Commencement Date is either (i) less than five (5) years, or (ii) a shorter period of time than his Period of Service, immediately before the date such Period of Severance began.

With respect to employees re-employed on or after September 1, 2000, an employee’s prior Years of Vesting Service shall be used to determine his Years of Vesting Service as of his date of re-employment; provided that such prior Years of Vesting Service shall not include any Years of Vesting Service previously disregarded by reason of a prior Period of Severance.

Wherever used in this instrument, a masculine pronoun shall be deemed to include the masculine and feminine gender, a singular word shall be deemed to include the singular and plural and a plural word shall be deemed to include the singular and plural in all cases where the context requires.

Page 27	Restatement as of January 1, 2010

ARTICLE 3

ELIGIBILITY & PARTICIPATION

3.01 Eligibility.

(a) Employee Contributions. An Employee shall be eligible to elect to have Employee Contributions made on his behalf beginning on any date coincident with or next following the date the Employee is credited with a one (1) month Period of Service with an Employer; provided that such Employee is an Employee on such date and satisfies the requirements of Section 3.02.

(b) Employer Matching Contributions. A Participant shall be eligible to receive Employer Matching Contributions beginning with the first pay period coincident with or next following the date the Participant completes a twelve (12) month Period of Service with an Employer, provided that the Participant is an Employee on such date.

(c) Employer Core Contributions. An Employee shall be eligible to receive Employer Core Contributions equal to 1% of the Participant’s Compensation on a pay period basis once the Employee has completed a one (1) month Period of Service.

(d) Service Contract Act Contributions. Effective September 1, 2009, any Employee (1) who is eligible to elect to have Employee Contributions made on his behalf in accordance with Section 3.01(a), and (2) who is designated by the Corporation to be a government contract employee, shall be eligible to receive Service Contract Act Contributions in an amount necessary to meet the requirements of the Federal Service Contract Act.

Page 28	Restatement as of January 1, 2010

3.02 Participation.

(a) General. To become a Participant, an Employee must enroll in the Plan pursuant to procedures promulgated by the Retirement Committee, including making a salary reduction election whereby the Employee elects to reduce his Compensation by an amount permitted under Section 4.01(a) and the Employer agrees to contribute such amount to the Plan on behalf of the Employee.

An Employee who is eligible to become a Participant in the Plan, in accordance with Section 3.01, will become a Participant as soon as administratively feasible after the date he completes the enrollment procedures described above.

(b) Employer Discretionary Profit-Sharing Contributions and Employer Core Contributions. An Employee who is eligible to become a Participant in the Plan, in accordance with Section 3.01, will become a Participant without completing the enrollment procedures described above upon receiving an allocation of Employer Discretionary Profit-Sharing Contributions in accordance with Section 4.01(c) hereof or an Employer Core Contribution in accordance with Section 4.01(d) hereof.

(c) Service Contract Act Contributions. An Employee who is eligible to become a Participant in the Plan, in accordance with Section 3.01, will become a Participant without completing the enrollment procedures described above upon receiving an allocation of Service Contract Act Contributions in accordance with Section 4.01(g) hereof.

Page 29	Restatement as of January 1, 2010

3.03 Re-employment of Terminated Participant or Former Employee and Change in Employment Status.

(a) Change in Employment Status: Eligibility for Employee Contributions. Effective January 1, 2010, if an employee or a former employee who has completed a one (1)-month Period of Service, but who was not an Employee on the date coinciding with or next following the date on which the employee completed such service requirement, becomes or again becomes an Employee on or after January 1, 2010, then such Employee shall be eligible to become a Participant and have Employee Contributions made on his behalf as of the first day he becomes or again becomes an Employee; provided that he completes the enrollment process to become a Participant in the Plan, in the manner described in Section 3.02. In the case of such a Participant, his Employer will commence making Employee Contributions on his behalf as soon as administratively feasible following receipt of the Participant’s salary reduction authorization.

(b) Change in Employment Status: Eligibility for Matching Contributions. Effective January 1, 2010, if an employee or a former employee who has completed a twelve (12)-month Period of Service, but who was not an Employee on the date coinciding with or next following the date on which the employee completed such service requirement, becomes or again becomes an Employee on or after January 1, 2010, then such Employee shall be eligible to receive Employer Matching Contributions as of the first day he becomes or again becomes an Employee; provided that he completes the enrollment process to become a Participant in the Plan, in the manner described in Section 3.02.

(c) Re-employment of Terminated Participant: Eligibility for Employee Contributions. Effective January 1, 2010, if a Terminated Participant again becomes an

Page 30	Restatement as of January 1, 2010

Employee on or after January 1, 2010, then such Employee shall be eligible to become a Participant and have Employee Contributions made on his behalf as of the first day he again becomes an Employee; provided that he completes the enrollment process to become a Participant in Plan, in the manner described in Section 3.02. In the case of such a Participant, the Employer will commence making Employee Contributions on his behalf as soon as administratively feasible following receipt of the Participant’s salary reduction authorization.

(d) Re-employment of Terminated Participant: Eligibility for Matching Contributions. Effective January 1, 2010, if a Terminated Participant who had completed a twelve (12)-month Period of Service again becomes an Employee on or after January 1, 2010, then such Employee shall be eligible to receive Employer Matching Contributions as of the first day he again becomes an Employee; provided that he completes the enrollment process to become a Participant in the Plan, in the manner described in Section 3.02.

(e) Effective January 1, 2010, with respect to Employees re-employed on or after January 1, 2010, an Employee’s prior Period of Service shall be used to determine his Period of Service as of his date of re-employment; provided that such Period of Service shall not include any Period of Service previously disregarded by reason of a prior Period of Severance.

(f) A Terminated Participant or former Employee who has a Period of Severance, and whose prior Period of Service is not reinstated as described above, must meet the eligibility requirements of Section 3.01 before becoming a Participant in the Plan.

Notwithstanding the foregoing provisions of this Section 3.03, the terms of the Plan in effect prior to January 1, 2010 shall determine an individual’s eligibility for benefits under the Plan prior to January 1, 2010.

Page 31	Restatement as of January 1, 2010

3.04 Transfer of Participant to Another Employer. A Participant who transfers from one Employer to another Employer will continue to be a Participant in the Plan.

3.05 Transfer of Participant to an Affiliated Employer. A Participant who transfers from an Employer to Upromise, Inc. or Asset Performance Group, LLC on or after July 1, 2007 shall remain a Participant in the Plan upon such transfer, and shall continue to be a Participant in the Plan until such Participant terminates employment or is reclassified to an ineligible classification set forth in Sections 2.15(a)-(e).

3.06 Transfer of Participant from Affiliated Employer. A Participant who transfers to an Employer from an Affiliated Employer shall receive credit under the Plan for service with such Affiliated Employer as if the Participant’s service was for the Employer.

Page 32	Restatement as of January 1, 2010

ARTICLE 4

CONTRIBUTIONS

4.01 Employer Contributions.

(a) Employee Contributions. For each Plan Year, the Employer shall contribute to the Plan on behalf of each Participant an amount equal to a whole percentage up to seventy-five percent (75%) of a Participant’s Compensation, pursuant to the salary reduction authorization of the Participant; provided, however, that the aggregate amount of Employee Contributions contributed to the Plan and to all other plans, contracts and arrangements maintained by the Employer on behalf of any Participant for any calendar year shall not exceed the dollar limit contained in section 402(g)(5) and 415(d) of the Code in effect for such calendar year, except to the extent permitted under section 414(v) of the Code. The Employer will begin contributing Employee Contributions to the Plan commencing as soon as administratively feasible following receipt of the Participant’s salary reduction authorization. All Employee Contributions will be credited to the Participant’s Employee Contribution sub-account. The Participant will at all times be fully vested in his Employee Contribution sub-account.

(b) Employer Matching Contributions. The Employer will contribute to the Plan for each Participant eligible to receive Employer Matching Contributions (on a pay period basis) an amount equal to one hundred percent (100%) of the Participant’s Employee Contributions that do not exceed 3% of Compensation, plus fifty percent (50%) of the Participant’s Employee Contributions that exceed 3% of Compensation but that do not exceed 5% of Compensation. Employer Matching Contributions are intended to satisfy the safe harbor nondiscrimination requirements of section 401(k)(12) of the Code and shall be 100% vested

Page 33	Restatement as of January 1, 2010

when made. In compliance therewith, the Employer shall provide each eligible Employee with notice of the Employee’s rights and obligations under the Plan (which notice may be provided through electronic media), within a reasonable period of time before the beginning of each Plan Year (or, in the Plan Year an Employee first becomes eligible, within a reasonable period before becoming eligible), in accordance with the requirements of section 401(k)(12) of the Code (and the regulations and other guidance issued thereunder). Notwithstanding anything in the Plan to the contrary, effective January 1, 2009, no true-up Employer Matching Contributions may be made to a Participant who is eligible to receive Employer Matching Contributions in accordance with this Section 4.01(b).

(c) Employer Discretionary Profit-Sharing Contributions. From time to time, the Employer may make an Employer Discretionary Profit-Sharing Contribution to the Fund. All allocations of Employer Discretionary Profit-Sharing Contributions determined above shall be credited to the Employee’s Employer Discretionary Profit-Sharing Contribution sub-account, which sub-account shall at all times be fully vested.

(d) Employer Core Contributions. The Employer shall make Employer Core Contributions in accordance with and on behalf of each eligible Employee described in Section 3.01(c) hereof, which Employer Core Contributions shall become 100% vested upon a Participant’s completion of one (1) Year of Vesting Service.

(e) Other Employer Contributions. The Employer may also make additional contributions to the Plan to correct any errors; provided that such additional contributions are in the best interest of the Participants.

Page 34	Restatement as of January 1, 2010

(f) Employee Catch-Up Contributions. Effective January 1, 2002, all Participants who are eligible to make Employee Contributions under this Plan and who have attained age 50 before the close of the calendar year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the Plan implementing the required limitations of sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions. Employer Matching Contributions shall be made with respect to amounts contributed as catch-up contributions.

(g) Service Contract Act Contributions. Effective September 1, 2009, the Employer may make a Service Contract Act Contribution to the Plan on behalf of each eligible Employee described in Section 3.01(d). All allocations of Service Contract Act Contributions shall be credited to an Employee’s Service Contract Act Contribution sub-account, which sub-account shall at all times be fully vested.

4.02 Rollover Contributions. An Employee may file an application with the Plan’s third party administrator to have the Trustee accept his Rollover Contribution, even if he has not satisfied the eligibility requirements to become a Participant. Any such request shall state the amount of the Rollover Contribution and include a statement that such contribution qualifies as a Rollover Contribution. In addition, the Retirement Committee may require the Employee to submit such other evidence and documentation as the Retirement Committee and the Trustee determine is necessary to insure that the contribution qualifies as a Rollover Contribution.

Page 35	Restatement as of January 1, 2010

If the Retirement Committee and the Trustee accept the Rollover Contribution, the Employee’s Rollover Contribution shall be credited to the Employee’s Rollover Contribution sub-account. The Employee shall elect to direct the investment of his Rollover Contribution among the investment alternatives as are then currently available. The Employee shall at all times be fully vested in his Rollover Contribution sub-account.

In addition to distributions from a qualified plan described in section 401(a) or 403(a) of the Code that are otherwise includible in gross income or a “conduit IRA” containing those assets, the Plan will accept Rollover Contributions (including direct Rollover Contributions in accordance with section 401(a)(31) of the Code), subject to the Retirement Committee’s determination that such amounts meet the requirements for Rollover Contributions, of (1) distributions from an annuity contract described in section 403(b) of the Code that are otherwise includible in gross income, (2) distributions from an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, that are otherwise includible in gross income and (3) distributions from an individual retirement account or annuity described in section 408(a) or (b) of the Code that are otherwise includible in gross income. The Plan will not accept as Rollover Contributions amounts consisting of after-tax employee contributions.

4.03 Distribution of Employee Contributions that Exceed the Statutory Limitation. If any amount constituting “excess deferrals”, within the meaning of section 402(g) of the Code, is required to be included in the gross income of a Participant under section 402(g)(1) of the Code for any taxable year of the Participant, the Participant shall notify the Retirement Committee of such excess deferrals by March 1 following the close of the taxable

Page 36	Restatement as of January 1, 2010

year with respect to which the excess deferrals were made, and the Retirement Committee shall direct the Trustee to distribute, in accordance with section 402(g)(2) and the regulations thereunder, to the Participant, not later than the next following April 15, the amount of excess deferrals allocated to the Plan for such taxable year, including any income allocable thereto for the taxable year. No Employer Matching Contributions shall be made with respect to such excess deferrals; or if Employer Matching Contributions have been made with respect to such excess deferrals, they shall be forfeited. In all events, the income attributable to excess deferrals will be determined in accordance with section 402(g) of the Code and the regulations issued thereunder.

4.04 Change of Contribution Rate and Suspension of Contributions. A Participant may elect to change the percentage rate of salary reduction specified in his salary reduction authorization or to suspend his Employee Contributions in the manner prescribed by the Retirement Committee. Any such change will become effective as soon as administratively feasible.

A Participant may elect to suspend all of his Employee Contributions, which results in the cancellation of the salary reduction authorization between the Participant and the Employer, in accordance with procedures promulgated by the Retirement Committee. Any such suspension will become effective as soon as administratively feasible. A Participant whose Employee Contributions have been suspended as provided in this paragraph may reinstate such contributions in accordance with procedures promulgated by the Retirement Committee, which shall be effective as soon as administratively feasible.

Page 37	Restatement as of January 1, 2010

See Section 6.04 for a discussion of the mandatory suspension of contributions following a hardship withdrawal.

4.05 Payment to the Trustee. Employee Contributions shall be transmitted to the Trustee as soon as administratively feasible, but in no event later than the fifteenth (15th) business day of the month following the month in which the Employee Contributions would otherwise have been payable to the Participant in cash. Employer Matching Contributions shall be transmitted to the Trustee no later than the date prescribed by law for the filing of the Corporation’s Federal tax return for the year for which the contribution is made, including extensions of such time granted by the Internal Revenue Service. Employer Discretionary Profit-Sharing Contributions and Service Contract Act Contributions, if made for a particular year, shall be transmitted to the Trustee no later than December 31 of the year after the year for which the contribution is made. Notwithstanding the foregoing, in no event shall Employee Contributions or Employer Matching Contributions be contributed to the Trust (i) before the Participant has made a salary reduction election pursuant to Sections 3.02 and 4.01(a), or (ii) before the earlier of (A) the Participant’s performance of services that relate to the Compensation that, but for the Participant’s salary reduction election, would have been paid to the Participant or (B) the date the Compensation is made currently available to the Participant.

4.06 Safe Harbor Requirements. The Plan is intended to satisfy the safe harbor requirements in accordance with section 401(k)(12) of the Code, and as such is not subject to the nondiscrimination testing under section 401(k)(3) of the Code.

Page 38	Restatement as of January 1, 2010

4.07 Maximum Benefit and Contribution Limitations.

(a) In accordance with the requirements of section 415 of the Code and the final regulations issued on April 5, 2007 thereunder (which are hereby incorporated by reference), in no event shall the contributions made to a Participant’s Employee Account for any Plan Year exceed the amount permitted under section 415 of the Code. As of January 1 of each calendar year, the dollar limitation under section 415(c)(1)(A) of the Code, as adjusted pursuant to section 415(d) of the Code, shall become effective under the Plan.

(b) For the purposes of section 415 of the Code and this Section 4.07, compensation means wages as reported in Box 1 on Form W-2, or in such other box or on such other form as may be designated for purposes of withholding tax by the Federal government. Compensation shall also include elective deferrals, as defined in section 402(g) of the Code, and amounts that are excluded from compensation under section 125 or 457 of the Code. Effective January 1, 2008, the definition of compensation for purposes of applying the limitations under section 415 of the Code shall comply with Treasury Regulations § 1.415(c)-2(d)(4) and shall be subject to the following:

(i) Compensation for a limitation year shall also include the following amounts if paid by the later of 2 1/2 months after the Participant’s severance from employment or the end of the limitation year that includes the date of the Participant’s severance from employment: payments of regular compensation for services during the Participant’s regular working hours, or compensation for services outside the Participant’s regular working hours (such as overtime or shift deferential), commissions, bonuses, or other similar payments; provided that, absent a severance from employment, the payments would have been made to the Participant while the Participant continued employment with the Corporation or an Affiliated Employer.

Page 39	Restatement as of January 1, 2010

(ii) Any payment not described in Section 4.07(b)(i) above will not be included in compensation if paid after the Participant’s severance from employment, even if paid by the later of 2 1/2 months after the date of severance from employment or the end of the limitation year that includes the date of the severance from employment; provided, however, that compensation shall include amounts paid by the Corporation or an Affiliated Employer to an individual who does not currently perform services for the Corporation or an Affiliated Employer by reason of qualified military service (within the meaning of section 414(u)(5) of the Code) to the extent such amounts do not exceed the amounts the individual would have received if the individual had continued to perform services for the Corporation or Affiliated Employer rather than entering qualified military service.

(iii) Compensation shall not include amounts in excess of the applicable dollar limit under section 401(a)(17) of the Code, as adjusted by the Internal Revenue Service for increases in the cost of living determined in accordance with section 401(a)(17)(B) of the Code and the regulations and other guidance issued thereunder.

(c) The limitation year, as defined in section 415 of the Code, for the Plan shall be the Plan Year. If for any Plan Year the limitation of this Section 4.07 shall be exceeded, then the Plan shall correct such excess in accordance with the Employee Plans Compliance Resolution System (EPCRS) as set forth in Revenue Procedure 2008-50 or any superceding guidance.

Page 40	Restatement as of January 1, 2010

(d) If a Participant also participates in another tax-qualified defined contribution plan maintained by the Corporation or an Affiliated Employer (as modified by application of section 415(h) of the Code), the various plans shall be considered a single defined contribution plan and the otherwise applicable limitation on the contributions made to a Participant’s Employee Account for any Plan Year under this Plan shall be adjusted as follows:

(i) If the Participant previously participated in another tax-qualified defined contribution plan maintained by the Corporation or an Affiliated Employer (as modified by the application of section 415(h) of the Code) within the same limitation year prior to becoming a Participant in the Plan, the otherwise applicable limitation on the contributions made to a Participant’s Employee Account for any Plan Year under this Plan for that limitation year shall be reduced by the amount of annual additions (within the meaning of section 415(c)(2) of the Code) allocated under any such other defined contribution plan for that limitation year; and

(ii) If, at any point during a limitation year, a Participant ceases being a Participant in the Plan and becomes a participant in another tax-qualified defined contribution plan maintained by the Corporation or an Affiliated Employer (as modified by the application of section 415(h) of the Code) within the same limitation year, the otherwise applicable limitation on annual additions (within the meaning of section 415(c)(2) of the Code) under any such other defined contribution plan for that limitation year shall be reduced by the amount of the contributions made to a Participant’s Employee Account for any Plan Year allocated under the Plan for that limitation year.

Page 41	Restatement as of January 1, 2010

ARTICLE 5

INVESTMENT ELECTIONS AND ACCOUNTS OF PARTICIPANTS

5.01 Participant Investment Elections. At such time and in such manner as designated by the Retirement Committee, a Participant may elect to direct the investment of his Employee Account balance among the investment alternatives provided for in accordance with Section 5.02. In the event no investment election is received, a Participant’s Employee Account shall be invested in an investment fund as available from time to time, which has been designated as a default investment fund by the Retirement Committee, and may constitute a qualified default investment alternative within the meaning of section 404(c)(5) of ERISA.

5.02 Investment Alternatives. The Retirement Committee will direct the Trustee as to the specific investment alternatives which may be available from time to time. Notwithstanding the foregoing, Corporation stock shall be one of the investment alternatives. Each Participant shall inform the Trustee of his investment election and the Trustee shall allocate his Employee Account accordingly.

5.03 Allocation to Accounts. As of each Valuation Date, the Trustee shall determine the fair market value of the Fund, as well as the fair market value of the Employee Account of each Participant. The value of the Employee Account of each Participant as of a Valuation Date, shall be equal to the value of such Account as of the last Valuation Date, plus or minus all applicable adjustments, including the following:

(a) Allocation of Investment Earnings and Expenses. The Participant’s Employee Account shall be credited with the amount of investment income, any realized or unrealized capital gains or losses and any expenses since the last Valuation Date, in accordance with a policy promulgated by the Retirement Committee.

Page 42	Restatement as of January 1, 2010

(b) Allocation of Employer Contributions. The Employee Contribution sub-account, Employer Matching Contribution sub-account, Employer Discretionary Profit-Sharing Contribution sub-account, Employer Core Contribution sub-account, and Service Contract Act Contribution sub-account, if any, of each Participant shall be credited with any Employee Contributions, Employer Matching Contributions, Employer Discretionary Profit-Sharing Contributions, Employer Core Contributions, and Service Contract Act Contributions respectively, which have been contributed thereto in accordance with Section 4.01 and allocated to the Participant’s Employee Account. Employee Contributions, any Employer Matching Contributions which are based on the Employee Contributions, Employer Discretionary Profit-Sharing Contributions, Employer Core Contributions, and any Service Contract Act Contributions shall be allocated to the Employee Account as of the Trustee’s receipt of such contributions. The Qualified Non-Elective Contribution sub-account contains any Qualified Non-Elective Contributions that were previously contributed and allocated to the Participant’s Employee Account.

(c) Allocation of Loan Repayments. The appropriate sub-accounts of the Employee Account of each Participant shall be credited with all loan repayments, such repayments being credited towards both principal and interest.

(d) Allocation of Withdrawals and Distributions. The appropriate sub-accounts of the Employee Account of each Participant shall be charged with any withdrawals or loans made pursuant to Article 6 and with any distributions made pursuant to Article 8 since the last Valuation Date.

Page 43	Restatement as of January 1, 2010

5.04 Determination of Account Balances Binding. In determining the value of the Fund and Employee Accounts, the Trustee and the Retirement Committee shall exercise their best judgment, and all such determinations of value in the absence of bad faith shall be binding upon all Participants and their Beneficiaries.

5.05 Participation of Additional Employers. Subject to Section 14.12, in the event that affiliated or subsidiary organizations become signatory hereto, the Trustee may invest all funds without segregating assets between or among signatory Employers.

5.06 Voting Rights of Corporation Stock. Each Participant and Terminated Participant or, in the event of his death, his Beneficiary shall have the right to direct the Trustee as to the manner in which whole shares of common stock of the Corporation allocated to his Employee Account as of the record date are to be voted on each matter brought before an annual or special shareholders’ meeting. Before each such meeting of shareholders, the Trustee shall cause to be furnished to each Participant, Terminated Participant and Beneficiary a copy of the proxy solicitation material, together with a form requesting directions on how such shares of Corporation stock allocated to such Participant’s account shall be voted on each such matter. Upon timely receipt of such directions, the Trustee shall on each such matter vote, as directed, the number of shares of Corporation stock allocated to such Participant’s Employee Account, and the Trustee shall have no discretion in such matter. The Trustee shall establish procedures as are necessary to maintain the confidentiality from the Employer of the directions of individuals. The Trustee shall vote allocated shares for which it has not received direction and unallocated shares of Corporation stock in the same proportion as directed shares are voted, and shall have no discretion in such matter.

Page 44	Restatement as of January 1, 2010

ARTICLE 6

IN-SERVICE WITHDRAWALS AND LOANS

6.01 Withdrawals from Voluntary Contribution and Participant Contribution Sub-Accounts. A Participant is entitled to make up to two withdrawals each Plan Year, on any business date, from his voluntary contribution sub-account and up to two withdrawals each Plan Year, on any business date, from his participant contribution sub-account; provided, however, that after the withdrawal, his Vested Benefit equals or exceeds the amount of the security for his loans, if any, under Section 6.05. The amount credited to his voluntary contribution sub-account and participant contribution sub-account shall be determined on the date of the withdrawal. Any amount withdrawn by a Participant under this Section 6.01 shall be deemed to have been first withdrawn from his voluntary contributions, then from his participant contributions, then from the investment earnings on his voluntary contributions, and finally from the investment earnings on his participant contributions. Withdrawals from the voluntary contribution sub-account and the participant contribution sub-account may be in cash or in Corporation stock. Withdrawals shall be made from the investment funds in which the sub-account is invested in accordance with a policy promulgated by the Retirement Committee, except that a Participant may not receive a distribution from the Corporation stock fund, if he is restricted from trading in the Corporation stock fund at the time of the distribution. The Retirement Committee may establish a minimum amount that may be withdrawn under this Section 6.01, or under this Section 6.01 and any other Section of Article 6, in the aggregate.

6.02 Withdrawals from Rollover Contribution Sub-Accounts. A Participant is entitled to make up to two withdrawals each Plan Year, on any business day, from his Rollover

Page 45	Restatement as of January 1, 2010

Contribution sub-account; provided, however, that after the withdrawal his Vested Benefit equals or exceeds the amount of the security for his loans, if any, under Section 6.05. The number of withdrawals permitted under this Section 6.02 shall be decreased by the number of any withdrawal from a Participant’s voluntary contribution or participant contribution sub-accounts pursuant to Section 6.01, unless the withdrawal pursuant to this Section 6.02 is made on the same date as the withdrawal pursuant to Section 6.01. The amount credited to his Rollover Contribution sub-account shall be determined on the date of the withdrawal. Withdrawals from the Rollover Contribution sub-account may be made only in cash. The Participant may make a withdrawal from his Rollover Contribution sub-account provided that the Participant elects to withdraw, or has already withdrawn, one hundred percent (100%) of the amounts credited to his voluntary contribution and participant contribution sub-accounts. Withdrawals shall be made from each investment fund in accordance with a policy promulgated by the Retirement Committee, except that a Participant may not receive a distribution from the Corporation stock fund if he is restricted from trading in Corporation stock on the date of the distribution. The Retirement Committee may establish a minimum amount that may be withdrawn under this Section 6.02, or under this Section 6.02 and any other Section of Article 6 in the aggregate.

6.03 Withdrawals from Employer Matching Contribution Sub-Accounts, Employer Discretionary Profit-Sharing Contribution Sub-Accounts, Employer Core Contribution Sub-Accounts, and Service Contract Act Contribution Sub-Accounts. A Participant who has completed five (5) Years of Participation in the Plan as of the date of a withdrawal and who has elected to withdraw, or has already withdrawn, one hundred percent (100%) of the amounts credited to his voluntary contribution, participant contribution, and

Page 46	Restatement as of January 1, 2010

Rollover Contribution sub-accounts is entitled to make up to two withdrawals (per sub-account type) each Plan Year, on any business day, of any part or all of the amount credited to each of the following sub-accounts: his Employer Matching Contribution sub-account (with respect to Employer Matching Contributions made prior to January 1, 2003 only) (referred to as “Pre-2003 Employer Matching Contributions”), his Employer Discretionary Profit-Sharing Contribution sub-account, his Employer Core Contribution sub-account and his Service Contract Act Contribution sub-account, if applicable; provided, however, that after the withdrawal his Vested Benefit equals or exceeds the amount of the security for his loans, if any, under Section 6.05. The amount credited to his Pre-2003 Employer Matching Contribution sub-account, his Employer Discretionary Profit-Sharing Contribution sub-account, his Employer Core Contribution sub-account, and his Service Contract Act Contribution sub-account shall be determined on the date of withdrawal. Withdrawals from the Pre-2003 Employer Matching Contribution sub-account, the Employer Discretionary Profit-Sharing Contribution sub-account, the Employer Core Contribution sub-account and the Service Contract Act Contribution sub-account may be made only in cash. Withdrawals shall be made from the investment funds in accordance with a policy promulgated by the Retirement Committee, except that a Participant may not receive a distribution from the Corporation stock fund, if he is restricted from trading in Corporation stock on the date of distribution.

6.04 Hardship Withdrawals from Employee Contribution Sub-Accounts. In the event of financial hardship, a Participant may apply to the Plan’s third party administrator for the distribution of part or all of the value of the vested portion of his Employee Account (excluding amounts credited to his Employer Matching Contribution sub-account and earnings thereon as

Page 47	Restatement as of January 1, 2010

well as earnings attributable to amounts credited to his Employee Contribution sub-account on or after January 1, 1989) determined as of the date of his hardship withdrawal; provided, however, that the Participant elects to withdraw, or has already withdrawn, one hundred percent (100%) of the amount he is able to withdraw from his voluntary contribution, participant contribution, Rollover Contribution, Pre-2003 Employer Matching Contribution, Employer Discretionary Profit-Sharing Contribution, Employer Core Contribution, and Service Contract Act Contribution sub-accounts, and provided that after the withdrawal his Vested Benefit equals or exceeds the amount of the security for his loans, if any, under Section 6.05. In addition, a hardship withdrawal will only be permitted if the Participant has applied for or received the maximum amount of loans available pursuant to the terms of the Plan. In accordance with procedures established by the Plan’s third party administrator, a Participant’s hardship withdrawal date is the business day coincident with or immediately following the date the Plan’s third party administrator approves his application for the hardship withdrawal. Hardship withdrawals may be made only in cash. Hardship withdrawals shall be made from the investment funds in accordance with a policy promulgated by the Retirement Committee, except that no hardship distribution may be made from the Corporation stock fund if the Participant is restricted from trading in Corporation stock at the time he requests the distribution.

A distribution will be on account of financial hardship if the distribution is made both on account of an immediate and heavy financial need of the Participant and is necessary to satisfy such financial need. A distribution from the Plan under this Section 6.04 may be made only for the following types of financial hardships:

(a) expenses for (or necessary to obtain) medical care described in section 213(d) of the Code previously incurred by the Participant, his spouse or his dependents (as defined in section 152 of the Code and, for taxable years beginning on or after January 1, 2005, without regard to sections 152(b)(1), 152(b)(2), and 152(d)(1)(B) of the Code), which expenses are not covered by insurance;

Page 48	Restatement as of January 1, 2010

(b) costs directly related to the purchase of a principal residence for the Participant, excluding mortgage payments;

(c) payment of tuition, related educational fees, and room and board expenses for up to the next twelve months of post-secondary education for the Participant, his spouse, children, or dependents (as defined in section 152 of the Code and, for taxable years beginning on or after January 1, 2005, without regard to sections 152(b)(1), 152(b)(2), and 152(d)(1)(B) of the Code);

(d) payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage on that residence; or

(e) funeral or burial expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in section 152 of the Code and, for taxable years beginning on or after January 1, 2005, without regard to section 152(d)(1)(B) of the Code);

(f) expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income); or

Page 49	Restatement as of January 1, 2010

(g) other events that qualify as a financial hardship distribution as provided for in revenue rulings, notices or other documents of general applicability published by the Internal Revenue Service under section 401(k) of the Code.

A distribution from the Plan for a financial hardship will not exceed the amount required to relieve the financial hardship, taking into account the extent such hardship may be satisfied from other resources that are reasonably available to the Participant. The amount of an immediate and heavy financial need may include any amounts necessary to pay any Federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution. Unless the Plan’s third party administrator has actual knowledge to the contrary, a distribution will be treated as necessary to satisfy a financial need if the Participant represents in writing or such other form as may be required by the Plan’s third party administrator that his financial hardship cannot reasonably be relieved:

(i) through reimbursement or compensation by insurance or otherwise;

(ii) by liquidation of the Participant’s assets;

(iii) by cessation of Employee Contributions;

(iv) by other distributions or nontaxable loans from plans maintained by his Employer or by any other employer, or by borrowing from commercial sources on reasonable commercial terms in an amount sufficient to satisfy the need; or

(v) by cash dividends, if any, paid on the shares of Corporation stock in the Participant’s Employee Account and available for distribution.

A need cannot reasonably be relieved by one of the actions listed immediately above if the effect would be to increase the amount of the need.

Page 50	Restatement as of January 1, 2010

The Employee Contributions of a Participant who makes a hardship withdrawal will be suspended for the six (6) calendar-month period immediately following the date of his hardship withdrawal. Upon the termination of the six (6) calendar-month period of suspension, a Participant shall be eligible to re-elect to have Employee Contributions made on his behalf in accordance with Section 3.01(a).

6.05 Loans. The Retirement Committee will make loans available to all Participants who are parties in interest, as defined in section 3(14) of ERISA, on a reasonably equivalent basis. Such loans will be adequately secured, bear a reasonable rate of interest and be made in accordance with the rules in the Plan Loan Program Procedures, which is incorporated herein by reference.

Page 51	Restatement as of January 1, 2010

ARTICLE 7

VESTING

7.01 Vesting. The amounts, if any, credited to a Participant’s voluntary contribution, participant contribution, Employee Contribution, Employer Matching Contribution, Employer Discretionary Profit-Sharing Contribution, Service Contract Act Contribution, Qualified Non-Elective Contribution, and Rollover Contribution sub-accounts are nonforfeitable. Notwithstanding the foregoing, matching contributions made to the Sallie Mae Retirement Savings Plan on behalf of a Participant prior to July 1, 2004 and transferred to the Participant’s Employee Account under this Plan on or as soon as practicable after January 1, 2010 shall become vested in accordance with the following schedule:

Years of Vesting Service	Percent Vested
Less than one	0%
1 year	0%
2 years	50%
3 years	100%

and matching contributions made to the Pioneer Credit Recovery 401(k) Savings Plan that were transferred to the Sallie Mae Retirement Savings Plan on January 1, 2005 and again transferred to the Participant’s Employee Account under this Plan on or as soon as practicable after January 1, 2010 shall become vested in accordance with the following schedule:

Years of Vesting Service	Percent Vested
Less than one	0%
1 year	20%
2 years	40%
3 years	60%
4 years	80%
5 years	100%

Page 52	Restatement as of January 1, 2010

A Participant shall become one hundred percent (100%) vested in any amounts credited to his Employer Core Contribution sub-account upon the Participant’s completion of one (1) Year of Vesting Service.

Notwithstanding the foregoing, a Participant shall become 100% vested in all amounts in the Participant’s Employee Account upon the earlier of the Participant reaching Normal Retirement Age or upon the Participant’s Severance from Service Date, when such severance is due to the Participant’s death or Disability.

7.02 Re-employment of Former Participants. If a Terminated Participant choose not to receive a distribution of his Vested Benefit following his Severance from Service Date and who was not one hundred percent (100%) vested in his Employer Matching Contribution sub-account is reemployed by an Employer and again becomes an Employee, any amount forfeited at the date of prior termination shall be contributed to his Employer Matching Contribution sub-account, effective as of the date of reemployment.

Page 53	Restatement as of January 1, 2010

ARTICLE 8

DISTRIBUTIONS

8.01 Earliest Time for and Method of Distribution of Benefits.

(a) Except in the case of distributions under Article 6, a Participant’s Vested Benefit may be distributed from the Plan no earlier than the Participant’s termination of employment, death, Disability, or upon his attainment of age 59 1/2.

(b) A Participant’s entire Plan vested account balance shall be distributable on account of the Participant’s severance from employment, regardless of when the severance from employment occurred. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than any provisions that required a separation from service before such amounts may be distributed.

Distributions shall be made in a lump sum, reduced by the outstanding balance of any loan. The Participant or his Beneficiary may elect to have the Participant’s Vested Benefit paid (a) all in cash, (b) all in Corporation stock or (c) in a combination of cash and Corporation stock. If the Participant or Beneficiary elects to receive Corporation stock, fractional shares of Corporation stock will be paid in cash to the Participant or his Beneficiary.

8.02 Time of Payment. Upon a Participant’s termination of employment, Disability, or death, the Participant (or his Beneficiary in the case of death) may request a distribution of benefits and such distribution shall be made as soon as administratively feasible after the Trustee receives such request for distribution; except as provided in Section 8.03, a distribution shall not be made to the Terminated Participant, without his consent, before he attains his Normal Retirement Age, unless the distribution is made after the Plan terminates and the Employer

Page 54	Restatement as of January 1, 2010

and/or Affiliated Employer do not maintain another defined contribution plan, as defined in section 414(i) of the Code, other than an employee stock ownership plan, as defined in section 4975(e)(7) of the Code. The amount of the distribution will be the Participant’s Vested Benefit as of the date of distribution.

If a Participant does not request to receive his Vested Benefit at his Severance from Service Date, then the Participant’s Employee Account will continue to be subject to adjustments in accordance with Section 5.03.

8.03 Distribution of Small Benefits. Notwithstanding anything in Section 8.02 to the contrary, and effective only with respect to distributions made on or after March 28, 2005, if the Participant’s vested Employee Account balance does not exceed $1,000, his Employee Account balance shall be distributed to him after his Severance from Service Date without his request. If the Participant’s vested Employee Account balance exceeds $1,000, then any mandatory distribution of his Employee Account balance before his Normal Retirement Age, to the extent such mandatory distribution is an Eligible Rollover Distribution subject to section 401(a)(31) of the Code, shall be automatically rolled over to an individual retirement account.

Effective for distributions made after December 31, 2001 (except for purposes of an automatic rollover to an individual retirement account, as described in the preceding paragraph), the net value of the vested portion of a Participant’s account balance shall be determined without regard to that portion of the account that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code.

Page 55	Restatement as of January 1, 2010

8.04 Latest Time for Distribution. In no event may a distribution under this Article to a Participant begin later than the sixtieth (60th) day after the latest of the close of the Plan Year in which:

(a) occurs the date on which the Participant attains his Normal Retirement Age;

(b) occurs the fifth (5th) anniversary of the date on which the Participant commenced participation in the Plan; or

(c) the Participant terminates his service with an Employer or Affiliated Employer and is not then reemployed by another Employer or Affiliated Employer.

Notwithstanding the foregoing or any other provision in the Plan, in accordance with section 401(a)(9) of the Code and regulations thereunder, including the minimum distribution incidental benefit requirement of section 401(a)(9)(G) of the Code and Treasury Regulations §§ 1.401(a)(9)-1 through 1.401(a)(9)-9, benefit payments shall be made or commenced not later than April 1 of the calendar year following the later of (i) the calendar year in which a Participant attains age seventy and one-half (70 1/2 ), or (ii) the calendar year in which the Participant retires; provided, however, that benefit payments to a Five Percent Owner shall be made or commence to be made no later than April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70 1/2). Plan benefits made in accordance with this provision shall be distributed over the life expectancy of the Participant. The Participant’s life expectancy will be recalculated annually in accordance with section 401(a)(9)(D) of the Code. If minimum distributions have begun to a Participant pursuant to this paragraph, upon his subsequent termination of employment, his Vested Benefit will be paid to

Page 56	Restatement as of January 1, 2010

him under the rules in Sections 8.01 and 8.02, but not less rapidly than is required by section 401(a)(9) of the Code. In the case of a Participant’s death, the Participant’s entire Vested Benefit will be paid to his Beneficiary within five (5) years of the Participant’s date of death.

Notwithstanding the preceding paragraph, if the amount of the payment required to commence on the date determined under the above paragraph cannot be ascertained by such date, a payment retroactive to such date shall be made no later than sixty (60) days after the earliest date on which the amount of such payment can be ascertained.

With respect to minimum required distributions under the Plan made on or after January 1, 2003 for calendar years beginning on or after January 1, 2003, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Code in accordance with Appendix B to the Plan and the requirements of section 401(a)(9) of the Code and Treasury Regulations §§ 1.401(a)(9)-1 through 1.401(a)(9)-9.

8.05 Missing Participant or Beneficiary. Unclaimed benefits shall be canceled and applied to reduce Employer contributions if the Retirement Committee has not been able to locate the payee after making reasonable efforts to do so, in accordance with a procedure adopted by the Retirement Committee. Upon the cancellation of unclaimed benefits, the Plan shall have no further liability to pay the benefit. However, if the payee later submits a claim for his benefit, the canceled benefit shall be reinstated, without any adjustment for interest or earnings, and the Employer shall make an additional contribution to the Plan to fund the reinstated benefit. Notwithstanding anything in this Section to the contrary, in the event any portion of such an Employee Account has been paid to the State pursuant to the State’s escheat laws, to the extent permitted under Federal law, the Employee Account will not be reinstated upon the payee’s filing of a claim, and the payee must look to the State for payment.

Page 57	Restatement as of January 1, 2010

8.06 Election of Direct Rollover of a Vested Benefit. Notwithstanding any provision of the Plan to the contrary, a Participant or Qualified Beneficiary may elect, at the time and in the manner prescribed by the Retirement Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Participant or Qualified Beneficiary in a Direct Rollover.

Page 58	Restatement as of January 1, 2010

ARTICLE 9

PLAN ADMINISTRATION

9.01 Retirement Committee. The Plan will be administered by the Retirement Committee appointed by, and serving at the pleasure of, the Board.

9.02 Powers and Duties of the Retirement Committee. The Retirement Committee shall have the discretion to determine all matters relating to eligibility and benefits under the Plan and shall have the discretion to determine all matters relating to the interpretation and operation of the Plan. Decisions of the Retirement Committee shall be binding unless arbitrary or capricious. In addition, the Retirement Committee shall have the responsibilities and duties described in the Charter of the Retirement Committee, as amended from time to time.

9.03 Investment Advisory Committee. The Investment Advisory Committee is a subcommittee of the Retirement Committee described in the Charter of the Retirement Committee, as amended from time to time. The Retirement Committee has delegated certain responsibilities to the Investment Advisory Committee, including the responsibility to (i) recommend funding and investment policies and objectives; (ii) recommend a fund structure for Plan assets; (iii) recommend investment managers and investment consultants; (iv) review investments and recommend changes to the Retirement Committee; (v) assist in providing investment education to Participants; and (vi) monitor and report on the Trustee’s performance.

Page 59	Restatement as of January 1, 2010

ARTICLE 10

CONTROL AND MANAGEMENT OF ASSETS

10.01 In General.

(a) Trustee. All assets of the Plan shall be held by the Trustee pursuant to the terms of the Trust Agreement not inconsistent herewith. The Trustee shall follow the policies and guidelines of the Retirement Committee with respect to the choice of investment alternatives. Each Participant or Beneficiary shall have the right to direct the Trustee with respect to the investment of his Employee Account and the Trustee shall follow the investment directions of the Participant or Beneficiary in accordance with ERISA section 404(c). In the event the Participant or Beneficiary fails to provide an investment direction, the Trustee shall invest the Employee Account in the default investment fund selected by the Retirement Committee, which may constitute a qualified default investment alternative fund within the meaning of section 404(c)(5) of ERISA.

(b) Named Fiduciary for Investment. The Retirement Committee shall develop the overall policies and guidelines for the investment of Plan assets, including the selection of the investment alternatives which are to be made available to Participants.

Page 60	Restatement as of January 1, 2010

ARTICLE 11

FIDUCIARY LIABILITY INSURANCE AND INDEMNIFICATION

11.01 Fiduciary Liability Insurance. The Plan may purchase insurance for its fiduciaries or for itself to cover liability or losses occurring by reason of the act or omission of a fiduciary, if such insurance permits recourse by the insurer against such a fiduciary who has committed a breach of fiduciary duties. A fiduciary may purchase insurance to cover his own liability for any act or omission. Each Employer may purchase insurance to cover potential liability of one or more persons who serve in a fiduciary capacity with respect to the Plan. Nothing in this Section shall be construed as requiring the purchase of any insurance.

11.02 Indemnity. The Employers may, consistent with applicable law, indemnify the members of the Board, the members of the Retirement Committee, and the members of the Investment Advisory Committee from any liability, loss or other financial consequence with respect to any act or omission relating to the Plan by means other than the provision of fiduciary liability insurance; except that to the extent any such liability, loss or consequence results from a person’s gross negligence or willful misconduct, such person shall not be so indemnified. The provisions of Section 11.01 shall apply, to the extent applicable, prior to the provisions of this Section 11.02.

Page 61	Restatement as of January 1, 2010

ARTICLE 12

AMENDMENTS TO OR TERMINATION OF THE PLAN

12.01 Right of Corporation to Amend or Terminate the Plan. While it is the intention of the Corporation to continue the Plan indefinitely, the Corporation reserves the right to terminate its contributions or terminate the Plan in whole or in part at any time by an instrument in writing pursuant to authority of a vote of the Board of Directors. The Corporation reserves the right to amend the Plan pursuant to authority granted to the Corporation. The Corporation has delegated the authority to amend the Plan to, collectively and individually, the Chief Executive Officer, any Executive Vice President, the Chief Financial Officer, the General Counsel of the Corporation and their designees; provided, however, that any amendment that substantially changes the benefits or costs of the Plan must be reported to the Compensation and Personal Committee of the Board prior to adoption. However, the Plan shall not be amended in such manner as would cause or permit any part of the Fund to be diverted to purposes other than for the exclusive benefit of Participants of the Plan and their Beneficiaries, nor in such manner as would cause or permit any portion of such corpus to revert to, or become the property of, any Employer prior to the satisfaction of all liabilities under the Plan with respect to such Participants or to increase the duties or liabilities of the Trustee without its written consent. Unless otherwise required or permitted by law, no amendment to the Plan shall decrease a Participant’s account balance or eliminate an optional form of distribution notwithstanding the preceding sentence. Furthermore, no amendment to the Plan shall have the effect of decreasing a Participant’s vested interest determined without regard to such amendment as of the later of the date such amendment is adopted, or the date it becomes effective. Notwithstanding any provision of the Plan to the

Page 62	Restatement as of January 1, 2010

contrary, effective on or after August 9, 2006, no amendment shall decrease a Participant’s or Terminated Participant’s accrued benefit under the Plan as of the applicable amendment date, or otherwise place greater restrictions or conditions on a Participant’s or Terminated Participant’s right to protected benefits under section 411(d)(6) of the Code, even if the amendment merely adds a restriction or condition that is otherwise permitted under the vesting rules in sections 411(a)(3) through (11) of the Code.

12.02 Termination of Plan. In the event that the Plan is terminated or partially terminated or in the event of a complete discontinuance of contributions, the right of all Participants, or those Participants so affected in the case of a partial termination, to benefits accrued under the Plan as of the date of such termination, partial termination or discontinuance of contributions, shall be non-forfeitable; and after providing for the expenses of the Plan, the remaining assets of the Plan shall be allocated by the Retirement Committee. Upon complete termination of the Plan, the Retirement Committee shall liquidate the entire Fund as soon as administratively practical if the Employers and Affiliated Employers do not maintain another defined contribution plan, as defined in section 414(i) of the Code, other than an employee stock ownership plan, as defined in section 4975(e)(7) of the Code.

12.03 Withdrawal of an Employer. Each Employer which adopts the Plan shall have the right at any time to terminate the Plan as to its employees or to withdraw its share of assets from the Fund while the Plan continues in effect for the employees of each other Employer. In the event of such withdrawal or termination, such Employer shall deliver to the Corporation and the Retirement Committee, at least thirty (30) days prior to the effective date of such termination or withdrawal, a certified copy of the vote of its governing body authorizing such termination or

Page 63	Restatement as of January 1, 2010

withdrawal. The Retirement Committee will advise the Trustee to segregate a portion of the Fund representing the interest of the Employees of such Employer in the Fund. The Trustee, as directed by the Retirement Committee, shall transfer such assets to a fund exempt under section 501 of the Code for purposes of providing benefits for such Employees under another plan, or if no such fund exists, distribute such assets currently to the Employees of the withdrawing Employer.

12.04 Plan-to-Plan Transfer. Upon the sale of substantially all of the assets and liabilities of an Employer, the Retirement Committee may, upon the written request of the purchaser of such assets and liabilities, instruct the Trustee to segregate a portion of the Fund representing the interest in the Fund of Employees who continue employment with such purchaser and to transfer such portion of the Fund to the plan of such purchaser; provided, however, that such purchaser represents to the Retirement Committee that the plan is qualified under section 401(a) of the Code and that the benefit of each Employee immediately after the transfer shall be at least equal to the benefit the Employee was entitled to immediately before the transfer.

Page 64	Restatement as of January 1, 2010

ARTICLE 13

TOP HEAVY PROVISIONS

13.01 Top Heavy Plan Requirements. Notwithstanding any other provision of the Plan, if for any Plan Year the Plan is determined to be a Top Heavy Plan, then the top heavy minimum benefit requirement of section 416(c) of the Code, as set forth in Section 13.02, shall apply.

13.02 Top Heavy Minimum Contribution Requirement. For any Plan Year with respect to which the Plan is determined to be a Top Heavy Plan, with respect to each Employee who is a Non-Key Employee for such Plan Year, the Top Heavy requirements shall be met by providing, under the defined benefit plan sponsored by the Corporation and qualified under section 401(a) of the Code , the minimum accrued benefit derived from employer contributions necessary to satisfy the benefit requirement of section 416(c) of the Code.

13.03 Top-Heavy Provisions.

(a) This Section 13.03 shall apply for purposes of determining whether the plan is a Top-Heavy Plan under section 416(g) of the Code and whether the Plan satisfies the minimum benefits requirements of section 416(c) of the Code.

(b) Minimum Benefits/Matching Contributions. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of section 416(c)(2) of the Code, and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code.

Page 65	Restatement as of January 1, 2010

ARTICLE 14

MISCELLANEOUS

14.01 Rights of Employees. Nothing herein contained shall be deemed to give any employee the right to be retained in the employ of the Employer or to interfere with the right of the Employer to discharge such employee at any time, nor shall it be deemed to give the Employer the right to require the employee to remain in its employ, nor shall it interfere with the employee’s right to terminate his employment at any time.

14.02 Notice of Address. Each person entitled to benefits under the Plan must inform the Retirement Committee, in accordance with a procedure adopted by the Retirement Committee, of his post office address and each change of post office address. Any communication, statement or notice addressed to such person at such address shall be deemed sufficient for all purposes of the Plan, and there shall be no obligation on the part of the Employer, the Retirement Committee or Trustee to search for or to ascertain the location of such person.

14.03 Data. Each person entitled to benefits under the Plan must furnish to the Retirement Committee such documents, evidence, or other information as the Retirement Committee considers necessary or desirable for the purposes of administering the Plan or to protect the Plan. The Retirement Committee shall be entitled to rely on representations made by employees, Participants and Beneficiaries with respect to age, marital status and other personal facts, unless it knows said representations are false.

14.04 Merger. This Plan shall not be merged into, or consolidated with, nor shall any assets or liabilities be transferred to, any plan under circumstances resulting in a transfer of assets

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or liabilities from this Plan to another plan, unless immediately after any such merger, consolidation or transfer, each Participant would, if the Plan had then terminated, receive a benefit immediately after the merger, consolidation or transfer which would be equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer, if the Plan had then terminated.

14.05 Fund to be for the Exclusive Benefit of Participants. The contributions of the Employers to the Fund shall be for the exclusive purpose of providing benefits to the Participants and their Beneficiaries and no part of the Fund shall revert to the Employers, except as follows:

(a) if a contribution is made to the Fund by an Employer under mistake of fact, such contribution shall be returned within one (1) year after its payment; or

(b) if any part or all of a contribution is disallowed as a deduction under section 404 of the Code with respect to an Employer, then to the extent of such disallowance it may be returned to the Employer within one (1) year after the disallowance. Employer contributions made to the Plan are conditioned on deductibility under section 404 of the Code. Notwithstanding the prior sentence, at the election of the Employer, contributions that are not deductible under section 404 of the Code solely because of section 404(a)(7) of the Code may be maintained in the Plan, provided such contributions do not exceed the greater of (i) the amount of contributions not in excess of six percent (6%) of compensation (within the meaning of section 404(a) of the Code) paid or accrued (during the taxable year for which the contributions were made) to beneficiaries under the Plan, or (ii) the sum of Employer Matching Contributions plus the amount of contributions described in section 402(g)(3)(A) of the Code.

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14.06 Facility of Payment. If it shall be found that (a) a person entitled to receive any payment under the Plan is physically or mentally incompetent to receive such payment and to give a valid release thereof, and (b) another person or an institution is then maintaining or has custody of such person, and no guardian, committee or other representative of the estate of such person has been duly appointed by a court of competent jurisdiction, the payment may be made to such other person or institution referred to in (b) above, and the release of such other person or institution shall be a valid and complete discharge for the payment.

14.07 Restrictions on Alienation. Except with respect to the (1) creation, assignment, or recognition of a right to a benefit payable with respect to a Participant pursuant to a qualified domestic relations order (as defined in section 414(p) of the Code) and, (2) the creation, assignment, or recognition of a right to a benefit payable to the Plan pursuant to section 401(a)(13)(C) of the Code, no benefit payable under the Plan to any person shall be subject to any manner of anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any person nor shall it be subject to attachment or legal process for, or against, any person, and the same shall not be recognized under the Plan. Distributions may be made to an alternate payee pursuant to a qualified domestic relations order (as defined in section 414(p) of the Code) before the Participant attains the earliest retirement date, as defined in section 414(p)(4)(B) of the Code, under the Plan.

14.08 Headings. The headings of the Plan are inserted for convenience and reference only and shall have no effect upon the meaning of the provisions hereof.

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14.09 Construction. The Plan shall be construed, regulated and administered under the laws of the Commonwealth of Virginia, except that if any such laws are superseded by any applicable Federal law or statute, such Federal law or statute shall apply.

14.10 Exclusion and Severability. Each provision hereof shall be independent of each other provision hereof and if any provision of the Plan proves to be, or is held by any court, or tribunal, board or authority of competent jurisdiction to be void or invalid as to any Participant or group of Participants, such provision shall be disregarded and shall be deemed to be null and void and not part of the Plan. However, such invalidation of any provision shall not otherwise impair or affect the Plan or any of the other provisions or terms hereof.

14.11 Special Rule Relating to Rights Under USERRA. Notwithstanding any provision in this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code.

14.12 Application of Forfeitures. Forfeitures arising under the Plan with respect to an Employer’s Participants shall be applied, at the discretion of that Employer, either to reduce that Employer’s contributions in such proportions as that Employer may direct or to pay administrative expenses of the Plan. Non-vested amounts shall be forfeited from a Participant’s Employee Account upon the earlier of (a) the date the entire vested portion of the Participant’s Employee Account is distributed and (b) the date the Participant incurs a five (5)-year Period of Severance; provided that in the event such forfeiture occurs as of the date the entire vested portion of the Participant’s Employee Account is distributed, such previously forfeited amount (without any adjustment for earnings) shall be reinstated on behalf of the Participant only if such

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Participant becomes re-employed before he incurs a five (5)-year Period of Severance, and the Participant repays back to the Plan the entire amount of the previous distribution before the earlier of (1) five years after the first date on which the Participant is subsequently reemployed by the Employer, or (2) the close of the first five (5)-year Period of Severance commencing after the date of distribution.

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ARTICLE 15

SPECIAL PROVISIONS APPLICABLE TO CORPORATE TRANSACTIONS

15.01 Special Vesting Provisions. The following provisions shall apply in determining a Participant’s Vested Benefit.

(a) Former Employees of EFCI, Inc. Any Employee who becomes an employee of Education First Marketing L.L.C., effective January 1, 1997, shall be one hundred percent (100%) vested in his Employee Account at all times, provided his immediately preceding employer was EFCI, Inc. Notwithstanding the foregoing, amounts in any such Employee’s Employer Core Contribution sub-account shall become one hundred percent (100%) vested upon the Employee’s completion of one (1) Year of Vesting Service.

(b) Employees of Kaludis Consulting Group, Inc. Any Employee of Kaludis Consulting Group, Inc. whose Employment Commencement Date is prior to January 1, 1998, shall be one hundred percent (100%) vested in his Employee Account at all times. However, if an Employee described in the prior sentence incurs a Severance from Service Date and is subsequently reemployed by the Employer, any benefit accrued on or after the Reemployment Commencement Date shall not be subject to this special vesting provisions, but shall be subject to the general vesting provisions described in Article 7. Notwithstanding the foregoing, amounts in any such Employee’s Employer Core Contribution sub-account shall become one hundred percent (100%) vested upon the Employee’s completion of one (1) Year of Vesting Service.

(c) Former Employees of USA Group. Individuals who were employed by USA Group on July 31, 2000, and who became eligible to be Participants in the Plan on August 1, 2000 shall be one hundred percent (100%) vested in any Employer Matching Contributions at all times.

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15.02 Spousal Consent for In-Service Withdrawal. With respect to any Employee employed by HEMAR Insurance Corporation of America, any in-service withdrawal or loan pursuant to Article 6, and any distribution pursuant to Article 8, requires spousal consent.

15.03 USA Group Special Provisions.

(a) EIP Account Provisions. The following provisions shall apply to individuals who were employed by USA Group on July 31, 2000, who were eligible to and became Participants in the Plan on August 1, 2000, and who had “EIP Accounts” under the USA Group Plan (as described in Supplement C to the USA Group Plan (“Supplement C”))(hereinafter referred to as USA Group/EIP Participants.

(i) Vesting. USA Group/EIP Participants shall be 100% vested in their EIP Accounts as of August 1, 2000.

(ii) In-Service Withdrawals. USA Group/EIP Participants shall be permitted to take in-service withdrawals of the amounts credited to their EIP Accounts at any time in the form of a single lump sum representing all or a portion of the amount credited to the EIP Account in accordance with procedures established by the Retirement Committee. This provision shall become effective the earlier of January 1, 2003, or the date that is 90 days after the USA Group/EIP Participants have received a summary of material modifications describing these amendments that satisfies the requirements of 29 CFR 2520.104b-3. Until that date, USA Group/EIP Participants shall be permitted to take in-service withdrawals and/or distributions of amounts credited to their EIP Accounts in accordance with the terms of Section C-6 (a) of Supplement C and procedures established by the Retirement Committee.

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(iii) Distributions. USA Group/EIP Participants shall be permitted to take distributions of amounts credited to their EIP Accounts only in the form of a single lump sum representing the entire amount credited to the EIP Account following their termination of employment and in accordance with procedures established by the Retirement Committee. This provision shall become effective the earlier of January 1, 2003, or the date that is 90 days after the USA Group/EIP Participants have received a summary of material modifications describing these amendments that satisfies the requirements of 29 CFR 2520.104b-3. Until that date, USA Group/EIP Participants shall be permitted to take distributions of amounts credited to their EIP Accounts in accordance with the terms of Sections C-7 and C-8 of Supplement C and procedures established by the Retirement Committee.

15.04 Southwest Student Services Corporation Special Provisions. With respect to any individual who is employed by Southwest Student Services Corporation on March 31, 2005, and who becomes a Participant in the Plan on April 1, 2005, such individual shall be 100% vested in his Southwest plan account transferred to the Plan.

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ARTICLE 16

SIGNATURE

The Plan as herein amended and restated has hereby been approved and adopted to be effective as of the dates set forth herein this 9th day of December, 2010.

/s/ Jon Kroehler

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APPENDIX A

SALLIE MAE 401(K) SAVINGS PLAN

PARTICIPATING EMPLOYERS

As of the date of this Plan restatement the following Employers participate in the Sallie Mae 401(k) Savings Plan:

1.	Sallie Mae, Inc. (excluding Employees of the portfolio management division)

2.	Student Assistance Corporation

3.	SLM Education Credit Management Corporation

4.	SLM Financial Corporation

5.	HEMAR Insurance Corporation of America (Prior to July 7, 2006)

6.	Education Debt Services, Inc. (Prior to January 1, 2004)

7.	Noel-Levitz, Inc. (Prior to August 1, 2007)

8.	Education One Group, Inc. (Prior to August 6, 2004)

9.	First Trust Financial, Inc. (Effective as of January 1, 2003 and Prior to May 12, 2003)

10.	GRP Financial Services (Prior to January 1, 2010)

11.	Academic Management Services Corporation (Effective as of November 18, 2003)

12.	Sallie Mae Home Loans (formerly known as Pioneer Mortgage, Inc.) (Effective as of January 1, 2004)

13.	Student Loan Finance Association (Effective as of December 13, 2004)

14.	Northwest Education Loan Association (Effective as of December 13, 2004)

15.	Southwest Student Services Corporation (Effective as of April 1, 2005)

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APPENDIX B

ADDITIONAL PROVISIONS RELATED TO REQUIRED MINIMUM DISTRIBUTIONS

Effective for calendar years on and after January 1, 2003, the minimum required distributions made to Participants pursuant to Section 8.04 of the Plan shall be made in accordance with the following provisions:

B.1 The Vested Benefit of each Participant who is a five percent (5%) owner (as defined in section 416(i) of the Code, but without regard to the top-heavy status of the Plan) shall be distributed or shall commence to be distributed, in accordance with section 401(a)(9) of the Code and the regulations issued thereunder, no later than the April 1 following the close of the calendar year in which the Participant attains age 70 1/2, regardless of whether his employment is terminated as of such date. The Vested Benefit of each Participant who is not a five percent (5%) owner shall be distributed or shall commence to be distributed, in accordance with section 401(a)(9) of the Code and the regulations issued thereunder, no later than the April 1 following the later of: (i) the calendar year in which the Participant attains age 70 1/2, or (ii) the calendar year in which the Participant terminates employment. All distributions under this Plan shall comply with the incidental death benefit requirements of section 401(a)(9)(G) of the Code and the regulations (including Treasury Regulation §1.401(a)(9)-2) and other guidance issued thereunder.

B.2 The provisions of this Section B.2 will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year. The requirements of this Section B.2 will take precedence over any inconsistent provisions of the Plan. All distributions required under this Section will be determined and made in accordance with the Treasury Regulations under section 401(a)(9) of the Code.

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(a) Time and Manner of Distribution. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then distribution of the Participant’s Vested Benefit shall be made to the surviving spouse pursuant to Section 8.04 of the Plan.

(2) If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then distribution of the Participant’s Vested Benefit shall be made to the Designated Beneficiary pursuant to Section 8.04 of the Plan.

(3) If there is no Designated Beneficiary as of the date of the Participant’s death, the Participant’s Vested Benefit will be distributed pursuant to Sections 2.04, 8.04 and 8.05 of the Plan.

(4) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section B.2(a), other than Section B.2(a)(1), will apply as if the surviving spouse were the Participant.

For purposes of this Section B.2(a) and Section B.2(d), unless Section B.2(a)(4) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section B.2(a)(4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section B.2(a)(1).

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(b) Forms of Distribution. Unless the Participant’s interest is distributed in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections B.2(c) and B.2(d).

(c) Required Minimum Distributions During Participant’s Lifetime. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(1) the quotient obtained by dividing the Participant’s 401(a)(9) Account Balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(2) if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s 401(a)(9) Account Balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

Required minimum distributions will be determined under this Section B.2(c) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

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(d) If the Participant dies on or after the date distributions begin, the Participant’s entire remaining interest under the Plan will be distributed in accordance with Section B.2(a).

(e) For purposes of this Section B.2, the following terms shall have the meanings as set forth below unless the context requires otherwise:

(1) Designated Beneficiary: the individual who is the Beneficiary and is the Designated Beneficiary under section 401(a)(9) of the Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

(2) Distribution Calendar Year. a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section B.2(a). The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(3) Participant’s 401(a)(9) Account Balance. the Vested Benefit balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and

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allocated or forfeitures allocated to the Vested Benefit balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Vested Benefit balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

(4) Required Beginning Date. the date specified in Section 8.04 of the Plan, as applicable.

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